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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC  20549

                              ___________________


                                   FORM 8 - K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



Date of Report (Date of earliest event to report) August 7, 1997
                                                  --------------

                             The Sled Dogs Company
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               (Exact name of registrant as specified in charter)


Colorado                           1-12850                   84-116-8832
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(State or other                    (Commission               (IRS Employer
jurisdiction of                    File Number)              Identification No.)
incorporation)


212 Third Avenue North, Suite 420, Minneapolis, MN           55401
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(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code (612) 359-9020





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Item 5.  Other Events

  On July 30, 1997, The Sled Dogs Company (the "Company") made the following announcement:

                     THE SLED DOGS COMPANY REPORTS FY1998
                FIRST QUARTER RESULTS AND ANNOUNCES NEW DIRECTOR

(MINNEAPOLIS, MINNESOTA), July 30, 1997 -- The Sled Dogs Company (OTCBB: SNOW) today reported a net loss of $400,290, or $.03 per share, on net sales of $55,208 for the first quarter ended June 30, 1997, compared to a net loss of $1,369,635, or $.12 per share, on net sales of ($108,665) for the quarter ended June 30, 1996.

"The improvement in net loss for the first quarter compared to the prior year quarter, was primarily due to the elimination of certain non-recurring expenses incurred in last year's quarter (the 'Yellow Snow' infomercial production expense and a provision for inventory obsolescence), and our concerted efforts to reduce overall operating expenses," said Sled Dogs' chairman Kent Rodriguez.

In other news, Sled Dogs announced the appointment of Robert J. Corliss to its board of directors. Mr. Corliss is the founder and president/CEO of Infinity Sports & Leisure Group, Inc. Infinity Sports designs, manufactures and distributes athletic product under the Bike Athletic and Marksman brand names. Prior to founding Infinity, Mr. Corliss was president/CEO of Herman's Sporting Goods, Inc. During his tenure there he assembled a professional management team which guided the company's return to profitability and subsequent sale in 1993.

Mr. Corliss also served as principal/managing director for Senn-Delaney Management Consultants, the largest retail consulting firm in the United States. While there he founded Senn-Delaney International, Inc. and became involved with Europe's largest leveraged buyout in 1989. His other board experience includes work with the National Retail Federation, National Retail Institute and Performance Nutrition (NASDAQ).

"Bob brings a wealth of national and international sporting goods distribution and sourcing experience to Sled Dogs and we're confident he'll play a critical role in our development," said Rodriguez.

The Sled Dogs Company markets, manufactures and distributes Sled Dogs snow skates and related accessories and has created the world's newest winter sport of snow skating. The Sled Dogs Company has developed the world's first patented snow skate that integrates a comfortable, supportive boot and a unique replaceable base allowing the skate to glide over the snow. In addition to its U.S. roots, Sled Dogs has distributors in Australia, Canada, Norway, New Zealand, Korea and Japan. At present, snow skating is being enjoyed at nearly all ski/snow areas across the United States and Canada.


                                     -MORE-





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Forward looking statements contained in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Certain important factors could cause results to differ materially from those anticipated by some statements made in this release. You are cautioned that all forward-looking statements involve risks and uncertainties. Among the factors that could cause results to differ materially are the following: lack of availability of financing; inability to control costs or expenses; manufacturing and distribution problems; and lack of market acceptance of the Company's products. Reference is also made to the risk factors contained in the Company's Registration Statement on Form S-3 (No. 33-80875), which are incorporated herein by reference.

                             THE SLED DOGS COMPANY
                                 (OTCBB:  SNOW)

                                                Three months ended June 30,
                                                ----------------------------
                                             1997                         1996
                                             ----                         ----
Net sales (1)                     $         55,208      $            (108,665)


Net loss                                  (400,290)                (1,369,635)

Net loss per common share         $          (0.03)     $               (0.12)

Weighted average number of
shares outstanding                      13,513,193                 11,749,999



(1) A reduction in net sales occurred during the three months ended June 30, 1996 due to some customer returns being accepted under a Sled Dogs/Retailer shared risk program.




                                    # # # #





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         On August 6, 1997, the Company made the following announcement:



  THE SLED DOGS COMPANY SIGNS FORBEARANCE AGREEMENT WITH NORWEST CREDIT, INC.

(MINNEAPOLIS, MINN.), August 6, 1997 -- The Sled Dogs Company (OTCBB: SNOW) announced today that it has signed a Forbearance Agreement with Norwest Credit, Inc. ("NCI"), its asset-based lender. The Forbearance agreement states that NCI is willing to forbear from exercising its rights and remedies as a secured creditor until the earlier of September 30, 1997, failure by the Company to perform its obligations under this Forbearance Agreement, or the occurrence of any Event of Default under its Loan Agreement with NCI other than those existing and known to NCI on June 30, 1997. The Forbearance Agreement further states that all amounts due under the Loan Agreement shall become due and payable on October 1, 1997. If not paid by October 1, 1997, then, at NCI's option, the Company will begin self liquidating the assets of the Company pursuant to a Liquidation Agreement, or turn over to NCI, immediately upon demand by NCI, all property of the Company pursuant to a Repossession and Occupancy Agreement.

"The Company appreciates the patience shown by NCI over the past few months while it has been in default of the Loan Documents. We are hopeful that the Company can meet its obligations under the Forbearance Agreement, said The Sled Dogs Company Chairman Kent Rodriguez. Rodriguez further stated that "The Company continues to work on securing additional capital and is in the process of searching for another asset-based lender to step into NCI's position."

The Sled Dogs Company markets, manufactures and distributes Sled Dogs snow skates and related accessories and has created the world's newest winter sport of snow skating. The Sled Dogs Company has developed the world's first patented snow skate that integrates a comfortable, supportive boot and a unique replaceable base allowing the skate to glide over the snow. In addition to its U.S. roots, Sled Dogs has distributors in Canada, Japan, Australia and Norway. At present, snow skating is being enjoyed at nearly all ski/snow areas across the United States and Canada.

Forward looking statements contained in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Certain important factors could cause results to differ materially from those anticipated by some statements made in this release. You are cautioned that all forward-looking statements involve risks and uncertainties. Among the factors that could cause results to differ materially are the following: lack of availability of financing; inability to control costs or expenses; manufacturing and distribution problems; and lack of market acceptance of the Company's products. Reference is also made to the risk factors contained in the Company's Registration Statement on Form S-3 (No. 33-80875), which are incorporated herein by reference.

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                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                             THE SLED DOGS COMPANY




Dated:  August 7, 1997                     By: /s/   Michael P. Wise
                                               ---------------------------------
                                                     Michael P. Wise
                                                     Chief Financial Officer





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